UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31565	06-1377322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

615 Merrick Avenue, Westbury, NY 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 11, 2009, New York Community Bancorp, Inc. (the “Company”) issued and sold sixty million shares of its common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $13.00 per share. The sales were made pursuant to the Underwriting Agreement, dated as of December 7, 2009, among the Company and the underwriters named therein (the “Underwriting Agreement”). The underwriters have a 30-day option to purchase up to an additional nine million shares of common stock from the Company to cover overallotments, if any. The shares of common stock were registered under the Securities Act of 1933 pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-152147).

The preceding is a summary and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 7, 2009, among New York Community Bancorp, Inc. and the underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York Community Bancorp, Inc.

By	/s/ Ilene A. Angarola
Name:	Ilene A. Angarola
Title:	Executive Vice President and Director, Investor Relations

Date: December 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 7, 2009, among New York Community Bancorp, Inc. and the underwriters named therein.